                            SHARE PURCHASE AGREEMENT


THIS AGREEMENT made as of the 20th day of January, 1998.

BETWEEN:

                CORE VENTURES, INC., a corporation incorporated under the laws of the State of Colorado and having an office at 618 - 688 West Hastings Street, Vancouver, British Columbia V6B 1P1.

                (the "Purchaser")

AND:

                FUTURELINK DISTRIBUTION CORP., a company incorporated under the laws of Alberta, having an office at address at No. 550, 603 - 7th Avenue SW, Calgary, Alberta, T2P 2T5.

                (the "Corporation")

AND:

                CAMERON CHELL, a businessperson residing at 306 - 20 St. N.W. Calgary, Alberta T2N 2K3

AND:

                LINDA CARLING, a businessperson residing at 2302 - 939 Homer Street Vancouver, British Columbia, V6B 2W6.


                (together the "Vendors")

WHEREAS:

     1. The Corporation carries on the business of developing and marketing a computer access process that allows computer users to avoid purchasing hardware and software. It provides a computer user with the monitor, keyboard and "FLink" which together allow a user to access a remote server farm which hosts a broad menu of software applications. Users are charged a monthly fee for the software applications used from the remote server farm.

     2. Cameron Chell is the registered and beneficial owner of 500,000 shares in the share capital of FutureLink Distribution Corp. (the "Corporation");

     3. Linda Carling is the registered and beneficial owner of 490,000 shares in the share capital of the Corporation;


     4. The Vendors wish to sell, and the Purchaser wishes to purchase the shares of the Corporation owned by the Vendors (the "Purchased Shares") on the terms and subject to the conditions contained in this agreement;


THE PARTIES AGREE AS FOLLOWS:


1. INTERPRETATION



     1.1 DEFINED TERMS. In this agreement and in the Schedules hereto, unless there is something in the



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

subject-matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

     (a) "Affiliate" of any person means any corporation which, directly or indirectly, is controlled by, controls or is under direct or indirect common control with such person;

     (b) "arm's length" will have the meaning ascribed to such term under the Income Tax Act, R.S.C. 1952, c. 148 (Canada);

     (c) "Audited Financial Statements" means the audited consolidated financial statements of the Corporation as at and for the fiscal year ended on December 31 1996, inclusive, including the balance sheets, income statements, statements of changes in financial position together with the notes to such financial statements and the opinion of the Corporation' auditors on such financial statements, copies of which are attached hereto as Schedule "A", all prepared in accordance with generally accepted accounting principles, consistently applied;

     (d)  "Audited Statements Date" means December 31;

     (e) "Business" means the business of developing and marketing a computer access process that allows computer users to avoid purchasing hardware and software. It provides a computer user with the monitor, keyboard and "FLink" which together allows a user to access a remote server farm which hosts a broad menu of software applications. Users are charged a monthly fee for the software applications used from the remote server farm.;

     (f) "Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia;

     (g) "Closing Date" means January 19, 1998, or such other date as the Vendor and Purchaser may agree upon but no later than January 21, 1998.

     (h) "Closing Time" means 10:00 a.m. in the City of Vancouver on the Closing Date or such other time on the Closing Date as the parties hereto may agree upon;

     (i) "Condition" of the Corporation means the condition of the assets, liabilities, operations, activities, earnings, prospects, affairs and financial position of the Corporation;

     (j) "Corporation" means FutureLink Distribution Corp. together with any subsidiaries held by this company

     (k) "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

     (l) "Escrow Agreement" means the escrow agreement between the Vendor, the Purchaser and a designated escrow agent governing the issuance and release of all the shares in the capital stock of the Purchaser given to the Vendor in satisfaction of the Purchase Price for the Purchased Shares, a copy of which is attached to this agreement as Schedule "E";

     (m) "generally accepted accounting principles" means the accounting principles so described and promulgated by the Canadian Institute of Chartered Accountants which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be;

     (n) "Interim Financial Statements" means the Notice to Reader Report and Financial Statements of the Corporation as at March 31, 1997 and September 30, 1997 which are attached to this agreement as Schedule "B";

     (o) "Interim Period" means the period from and including the date of this agreement to and including the Closing Date;



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



     (p) "Leased Premises" means all premises leased by the Corporation under the Leases;

     (q) "Leases" means the leases and the agreements to lease under which the Vendor leases any real property, as listed in Schedule "C" attached to this agreement;

     (r) "Licenses" means all of the licenses, registrations, and qualifications to do the business held by the Corporation;

     (s) "New Business Entity" means the Corporation at the time the Purchaser has control of the Corporation and is conducting the business of the Corporation;

     (t) "person" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;


     (u) "Purchased Shares" means the 990,000 issued and outstanding shares in the capital stock of FutureLink Distribution Corp. being those shares sold by the Vendors to the Purchaser;

     (v) "Real Properties" means the real properties owned by the Vendor, which are described in Schedule "D" attached hereto; and

     (w) "Warranty Claim" means a claim made by either the Purchaser or the Vendor based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation or warranty made by the other party contained in this agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

     1.2 BEST OF KNOWLEDGE. Any reference herein to "the best of the knowledge" of the Vendor will mean the actual knowledge of the Vendor and the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject-matter.

     1.3 SCHEDULES. The Schedules which are attached to this agreement are incorporated into this agreement by reference and are deemed to be part of this agreement. These schedules are as follows:


           Schedule "A"               Audited Financial          Schedule "T"               Employees
                                      Statements                 Schedule "U"               Employee Benefit and
           Schedule "B"               Interim Financial                                     Pension Plans
                                      Statements                 Schedule "V"               Insurance
           Schedule "C"               Leased Premises            Schedule "W"               Government Assistance
           Schedule "D"               Real Properties            Schedule "X"               Purchaser's
           Schedule "E"               Escrow Agreement                                      Contractual and
           Schedule "F"               Employment Contract                                   Regulatory Approvals
           Schedule "G"               Vendor's Contractual and   Schedule "Y"               Release by Vendor
                                      Regulatory Approvals       Schedule "Z"               Vendor's Confirming
           Schedule "H"               Constating Documents                                  Certificate
           Schedule "I"               Licences                   Schedule "AA"              Estoppel Certificate
           Schedule "J"               Tax Matters                Schedule "BB"              Release by Directors
           Schedule "K"               Litigation                                            and Officers
           Schedule "L"               Environmental Matters      Schedule "CC"              Opinion of Vendor's
           Schedule "M"               Encumbrances                                          Counsel
           Schedule "N"               Bank Accounts              Schedule "DD"              Purchaser's Confirming
           Schedule "O"               Leases of Personal                                    Certificate
                                      Properties                 Schedule "EE"              Release by the
           Schedule "P"               Intellectual Property                                 Corporation
           Schedule "Q"               Guarantees, Warranties     Schedule "FF"              Opinion of Purchaser's
                                      and Discounts                                         Counsel
           Schedule "R"               Licences, Agency and
                                      Distribution Agreements
           Schedule "S"               Material Contracts


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

     1.4 CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this agreement are in lawful money of Canada.

     1.5 CHOICE OF LAW AND ATTORNMENT.

     (1) This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

     (2) The parties agree that the courts of that province will have exclusive jurisdiction to determine all disputes and claims arising between the parties.

     1.6 INTERPRETATION NOT AFFECTED BY HEADINGS OR PARTY DRAFTING. The division of this agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. The terms "this agreement", "hereof", "herein", "hereunder" and similar expressions refer to this agreement and the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this agreement.

     1.7 NUMBER AND GENDER. In this agreement, unless there is something in the subject matter or context inconsistent therewith,

     (a) words in the singular number include the plural and such words shall be construed as if the plural had been used,

     (b) words in the plural include the singular and such words shall be construed as if the singular had been used, and

     (c) words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

     1.8 TIME OF ESSENCE. Time shall be of the essence hereof.

     1.9 JOINT AND SEVERAL OBLIGATIONS. If the Vendor is constituted by more than one person, their obligations hereunder as the Vendor are joint and several.

2. PURCHASE AND SALE

     2.1 PURCHASED SHARES. On the terms and subject to the fulfilment of the conditions hereof, the Vendor hereby agrees to sell, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor, the Purchased Shares.

     2.2 PURCHASE PRICE AND PAYMENT. The purchase price will be satisfied by the issuance of 990,000 shares in the Capital Stock of the Purchaser. These shares shall be exchanged for the Purchased Shares. This shall be the sole consideration to the vendors for the Purchased Shares. The shares issued in the capital stock of the Purchaser will be subject to an escrow agreement as attached as Schedule "E"

     2.3 ESCROW AGREEMENT. All shares to be given to the Vendors in satisfaction of the purchase price of the Purchased Shares are subject to a hold period and will be released from escrow as follows:

     (a) one half of the shares given to each of the Vendors are subject to a six month hold period and will be released from escrow on the date six months from the anniversary of this agreement,

     (b) the balance of the shares are subject to a one year hold period and will be released from escrow on the one year anniversary of this agreement.



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

     2.8 EMPLOYEES.

     (1) Continued Employment. The Purchaser will offer continued employment to such employees of the Business as agreed on by the Purchaser and the Vendor on the same terms and conditions as they had been employed by the Vendor.

     (2) Vendor's Obligation to Employees. The Vendor will pay or provide for all salary and other amounts (except for reasonable vacation pay) due to all employees of the Business up to and including the closing. The Vendor will pay all severance amounts due to employees of the Business not hired by the Purchaser. The Purchaser will assume responsibility for reasonable amounts of vacation pay accrued to employees of the Business up to the closing.

     (3) Termination of Long-Standing Employees. If any long-standing employees of the Business (being those identified on Schedule "T" attached hereto) do not perform satisfactorily and their employment is terminated by the Purchaser, then, subject to the following limitations, the Vendor will be liable for that portion of all severance amounts and/or damages for wrongful dismissal owing to such employees which is based on their employment in the Business up to the time of closing. The Vendor will have no liability under this paragraph if the employment of any such long-standing employee is terminated due to disability and the amounts owing to such employee are covered by insurance.

     (4) Indemnification to Vendor . Except for the foregoing, the Purchaser agrees to indemnify the Vendor against all claims and demands by employees who accept the Purchaser's offer of employment which claims and demands are based on events arising after the Closing Date (including termination of such employees from employment by the Purchaser). Without limiting the generality of the foregoing, such indemnity shall include any claims or demands by such employees with respect to wages, severance pay, notice of termination or pay in lieu thereof, benefits, damages for wrongful dismissal or other employee benefits or claims under the employment legislation in the Province of Alberta, or at common law and including any costs or expenses incurred by the Vendor in defending any such claim or demand.


3. REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES BY THE VENDORS. The Vendors represents and warrants to the Purchaser as follows, and confirm that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Shares and the completion of the other transactions hereunder:

     (1) Corporate Authority and Binding Obligation. The Vendors have good right, full power and absolute authority to enter into this agreement and to sell, assign and transfer the Purchased Shares to the Purchaser in the manner contemplated herein and to perform all of the Vendors' obligations under this agreement. Each of the Corporation and their respective shareholders and boards of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this agreement and the sale and transfer of the Purchased Shares by the Vendor to the Purchaser. This agreement is a legal, valid and binding obligation of the Vendors and enforceable against the Vendors in accordance with its terms subject to:

     (a) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally, and

     (b) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

     (2) No Other Purchase Agreements. No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

     (a) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued



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

          shares in the capital of the Corporation or any securities of the Corporation,

     (b)  the purchase from the Vendor of any of the Purchased Shares, or

     (c) the purchase or other acquisition from the Corporation of any of its undertaking, property or assets, other than in the ordinary course of the Business.

     (3) Contractual and Regulatory Approvals. Except as specified in Schedule "G" attached hereto, neither the Corporation nor the Vendor is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Corporation or the Vendor,

     (a) in connection with the execution, delivery or performance by the Vendor or the Corporation of this agreement or the completion of any of the transactions contemplated herein,

     (b) to avoid the loss of any permit, licence, certification or other authorization, or

     (c) in order that the authority of the Corporation to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

Complete and correct copies of any agreements under which the Corporation or the Vendor is obligated to request or obtain any such consent have been provided to the Purchaser.

     (4) Status, Constating Documents and Licences.

     (a) The Corporation is a corporation duly incorporated and validly subsisting in all respects under the laws of Alberta. The Corporation is a non-reporting private corporation. The Corporation and the Vendor has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

     (b) The articles, by-laws and other constating documents of the Corporation, as amended to the date hereof, are listed in Schedule "H" attached hereto, and complete and correct copies of each of those documents have been delivered to the Purchaser.

     (c) The Corporation is duly licensed, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction in which:

          (i)       it owns or leases property, or

          (ii) the nature or conduct of its business or any part thereof, or the nature of the property of the Corporation or any part thereof, makes such qualification necessary or desirable to enable the Business to be carried on as now conducted or to enable the property and assets of the Corporation to be owned, leased and operated by it.

All of the Corporations' Licences are listed in Schedule "I" attached hereto and are valid and subsisting. Complete and correct copies of the Licences have been delivered to the Purchaser. The Corporation is in compliance with all terms and conditions of the Licences. There are no proceedings in progress, pending or, to the best of the knowledge of the Vendor threatened, which could result in the revocation, cancellation or suspension of any of the Licences.

     (5) Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this agreement and each of the other agreements contemplated or referred to herein by the Vendor and the Corporation, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of the Corporation under:

          (a) any term or provision of any of the articles, by-laws or other constating documents of the

          Corporation,

          (b) subject to obtaining the contractual consents referred to in Schedule "G" hereof, the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which the Corporation or the Vendor is a party or by which either of them is bound, or

          (c) subject to obtaining the regulatory consents referred to in Schedule "G" hereof, any term or provision of any of the Licences or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

     (6) Corporate Records. The corporate records and minute books of the Corporation, all of which have been provided to the Purchaser, contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held since its incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of the Corporation other than at a meeting. All such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of the Corporation is complete and accurate. All exigible security transfer tax or similar tax payable in connection with the transfer of any securities of the Corporation has been duly paid.

     (7) Authorized and Issued Capital. The authorized capital of the FutureLink Distribution Corp. consists of an unlimited number of class A voting Shares, unlimited number of Class B non-voting Shares and an unlimited of First Preferred Shares, of which no more than 3,080,000 class A voting shares have been duly issued. The issued shares are outstanding as fully paid and non-assessable shares. A maximum of 500,000 options have been issued in the Corporation. Each option entitles the holder to purchase one Class A voting share for $1.00. No shares or other securities of the Corporation have been issued in violation of any laws, the articles of incorporation, by-laws or other constating documents of the Corporation or the terms of any shareholders' agreement or any agreement to which the Corporation is a party or by which they are bound. The Vendors own 990,000 of the issued and outstanding shares of the Corporation as the shareholders of record and as the beneficial owners, with good and marketable title thereto, free and clear of any and all Encumbrances.

     (8) Shareholders' Agreements, etc. There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the Corporation.

     (9) Financial Statements.

     (a) The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal year, are true, correct and complete in all material respects and present fairly the consolidated financial condition of the Corporation as of December 31, 1996, including the consolidated assets and liabilities of the Corporation as of December 31, 1996, and the consolidated revenues, expenses and results of the operations of the Corporation for the fiscal year ended on December 31, 1996.

     (b) The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Audited Financial Statements, are true, correct and complete in all material respects and present fairly in all material respects the consolidated financial condition of the Corporation as of December 31, 1997.

     (c) The financial condition of the Corporation is now at least as good as the financial condition reflected in the Interim Financial Statements.

     (10) Financial Records. All material financial transactions of the Corporation has been recorded in the financial books and records of the Corporation in accordance with good business practice, and such financial books and records,

     (a) accurately reflect in all material respects the basis for the financial condition and the revenues, expenses and results of operations of the Corporation shown in the Audited Financial Statements and the Interim Financial Statements, and

     (b) together with all disclosures made in this agreement or in the Schedules hereto, present fairly in all material respects the financial condition and the revenues, expenses and results of the operations of the Corporation as of and to the date hereof.

No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent on any other person.

     (11) Liabilities of the Corporation. There are no liabilities (contingent or otherwise) of the Corporation of any kind whatsoever, and to the best of the knowledge of the Vendor there is no basis for assertion against the Corporation of any liabilities of any kind, other than:

     (a) liabilities disclosed or reflected in or provided for in the Audited Financial Statements or the Interim Financial Statements;

     (b) liabilities incurred since the Audited Statements Date which were incurred in the ordinary course of the routine daily affairs of the Business and, in the aggregate, are not materially adverse to the Business;

     (c) liabilities incurred for lease of office equipment and computer hardware used in the Business; and

     (d) other liabilities disclosed in this agreement or in the Schedules attached hereto.

     (12) Indebtedness. Except as disclosed in the Audited Financial Statements, the Corporation has no bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance, and is not under any obligation to create or issue any bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance.

     (13) Absence of Certain Changes or Events. Since the Audited Statements Date, the Corporation has not:

     (a) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of the Business, none of which is materially adverse to the Corporation;

     (b) paid or satisfied any obligation or liability (fixed or contingent), except

          (i)  current liabilities included in the Audited Financial Statements,

          (ii) current liabilities incurred since the Audited Statements Date in the ordinary course of the Business, and

          (iii) scheduled payments pursuant to obligations under loan agreements or other contracts or commitments described in this agreement or in the Schedules hereto;

     (c) created any Encumbrance upon any of its properties or assets, except as described in this agreement or in the Schedules hereto;

     (d) sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets, except in the ordinary course of the Business;

     (e) purchased, leased or otherwise acquired any properties or assets, except in the ordinary course of the Business;

     (f) waived, cancelled or written-off any rights, claims, accounts receivable or any amounts payable to the Corporation, except in the ordinary course of the Business;

     (g) entered into any transaction, contract, agreement or commitment, except in the ordinary course of the Business;

     (h) terminated, discontinued, closed or disposed of any plant, facility or business operation;

     (i) had any supplier terminate, or communicate to the Corporation the intention or threat to terminate, its relationship with the Corporation, or the intention to substantially reduce the quantity of products or services it sells to the Corporation, except in the case of suppliers whose sales to the Corporation is not, in the aggregate, material to the Business or the Condition of the Corporation;

     (j) had any customer terminate, or communicate to the Corporation the intention or threat to terminate, its relationship with the Corporation, or the intention to substantially reduce the quantity of products or services it purchases from the Corporation, or its dissatisfaction with the products or services sold by the Corporation, except in the case of customers whose purchases from the Corporation is not, in the aggregate, material to the Business or the Condition of the Corporation;

     (k) made any material change in the method of billing customers or the credit terms made available by the Corporation to its customers;

     (l) made any material change with respect to any method of management, operation or accounting in respect of the Business;

     (m) suffered any damage, destruction or loss (whether or not covered by insurance) which has materially adversely affected or could materially adversely affect the Business or the Condition of the Corporation;

     (n) increased any form of compensation or other benefits payable or to become payable to any of the employees of the Corporation, except increases made in the ordinary course of the Business which do not exceed 2%, in the aggregate, of the amount of the aggregate salary compensation payable to all of the Corporation's employees prior to such increase;

     (o)  suffered any extraordinary loss relating to the Business;

     (p) made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, the Business or the Condition of the Corporation or its relationships with its customers, suppliers or employees; or

     (q) authorized, agreed or otherwise become committed to do any of the foregoing.

     (14) Commitments for Capital Expenditures. The Corporation has not committed to make any capital expenditures, nor have any capital expenditures been authorized by the Corporation at any time since the Interim Statements Date, except for capital expenditures made in the ordinary course of the routine daily affairs of the Business which, in the aggregate, do not exceed $ 50,000.00.

     (15) Dividends and Distributions. Since the Audited Statements Date, the Corporation has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to do any of the foregoing.

     (16) Tax Matters.

     (a) For purposes of this agreement, the term "Governmental Charges" means and includes all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, state, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign.

     (b) The Corporation has duly and on a timely basis prepared and filed all tax returns and other documents required to be filed by them in respect of all Governmental Charges and such returns and documents are complete and correct. Complete and correct copies of all such returns and other documents filed in respect of the one fiscal year of the Corporation ending prior to the date hereof have been provided to the Purchaser.

     (c) The Corporation has paid all Governmental Charges which are due and payable by them on or before the date hereof. Adequate provision was made in the Audited Financial Statements and Interim Financial Statements for all Governmental Charges for the periods covered by the Audited Financial Statements and Interim Financial Statements, respectively. The Corporation has no liability for Governmental Charges other than those provided for in the Audited Financial Statements and those arising in the ordinary course of the operation of the Business since the Audited Statements Date.

     (d) Canadian federal and provincial income tax assessments have been issued to the Corporation covering all past periods up to and including the fiscal year ended 1996. There are no actions, suits, proceedings, investigations, inquiries or claims now pending or made or, to the best of the knowledge of the Vendor, threatened against the Corporation in respect of Governmental Charges.

     (e) There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any Governmental Charges by the Corporation or the period for any assessment or reassessment of Governmental Charges. Only the fiscal years of the Corporation subsequent to 1996 remain open for reassessment for additional taxes.

     (f) The Corporation has withheld from each amount paid or credited to any person the amount of Governmental Charges required to be withheld therefrom and have remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

     (g) Schedule "J" attached hereto accurately sets out as at December 31, 1996, for purposes of the Income Tax Act, the following:

          (i) the paid-up capital of all issued and outstanding shares in the capital of the Corporation;

          (ii)      all non-capital losses of the Corporation;

          (ii)      all net capital losses of the Corporation;

          (iv) the amount of all investment tax credits available to the Corporation;

          (v) the adjusted cost base of the Corporation' capital properties;

          (vi) the cost of the Corporation' depreciable properties, the capital cost allowance taken in respect of each class of such properties and the undepreciated capital cost of each class of such properties;

          (vii) the amount (if any) of the Corporation' capital dividend account;

          (viii) the amount (if any) of the Corporation' cumulative eligible capital account; and

          (ix) the amount (if any) of the Corporation' refundable dividend tax on hand.

     (17) Litigation. Except for the matters referred to in Schedule "K" attached hereto, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Corporation or the Vendor) pending or, to the best of the knowledge of the Vendor threatened, by or against or affecting the Corporation, at law or in equity, or before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except for the matters referred to in Schedule "K" there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

     (18) Environmental Matters.


     (a) For purposes of this agreement, the following terms and expressions will have the following meanings:

          (i) "Environmental Laws" means all applicable federal, state, municipal and local laws, regulations and orders issued by any governmental or regulatory agency relating to the environment, occupational health and safety, product safety, product liability and storage and transportation of goods;

          (ii) "Hazardous Substances" means any waste, pollutant, contaminant, material or substance which is or may be dangerous, hazardous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or which could otherwise pose a risk to health, safety or the environment or the value of the properties owned by the Corporation or which is the subject of any Environmental Laws governing its Release, use, storage or identification, including without limitation any substance which contains polychlorinated biphenyls (PCBs), asbestos, lead, urea formaldehyde or radon gas; and

          (iii) "Release" means any release, spill, leak, emission, discharge, leach, dumping, emission, escape or other disposal.

     (b) Except as disclosed in Schedule "L" attached hereto, the Corporation, the operation of the Business, the property and assets owned or used by the Corporation and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. The Corporation has complied with all reporting and monitoring requirements under all Environmental Laws. The Corporation has not received any notice of any non-compliance with any Environmental Laws.

     (c) The Corporation has obtained all permits, certificates, approvals, registrations and licences necessary to conduct the Business and to own, use and operate the properties and assets of the Corporation is in compliance with all Environmental Laws. All such permits, certificates, approvals, registrations and licences are listed in Schedule "L", and complete and correct copies thereof have been provided to the Purchaser.

     (d) Except as disclosed in Schedule "L", there are no Hazardous Substances located on or in any of the properties or assets owned or used by the Corporation, and no Release of any Hazardous Substances has occurred on or from the properties and assets of the Corporation or have resulted from the operation of the Business and the conduct of all other activities of the Corporation. Except as disclosed in Schedule "L", the Corporation has not used any of its properties or assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and none of the Real Properties or Leased Premises has been or is being used as a landfill or waste disposal site.

     (e) Without limiting the generality of the foregoing, except as disclosed in Schedule "L", there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls
          (PCBs) or radioactive substances located on or in any of the properties or assets owned or used by the Corporation. The Corporation is not, and there is no basis upon which the Corporation could become, responsible for any clean-up or corrective action under any Environmental Laws. The Corporation has never conducted or had conducted an environmental audit, assessment or study of any of the properties or assets of the Corporation.

     (19) Title to Assets. The Corporation is the owners of and have good and marketable title to all of their properties and assets, including, without limitation, all properties and assets reflected in the Audited Financial Statements and all properties and assets acquired by the Corporation after the Audited Statements Date, free and clear of all Encumbrances whatsoever, except for:

     (a) the properties and assets disposed of, utilized or consumed by the Corporation since the Audited Statements Date in the ordinary course of the Business;

     (b) the Encumbrances disclosed or reflected in the Interim Financial Statements;

     (c)  liens for taxes not yet due and payable; and


     (d)  the Encumbrances described in Schedule "M" attached hereto.

No other person owns any assets which are being used in the Business, except for the Leased Premises and personal property leased by the Corporation. There are no agreements or commitments to purchase property or assets by the Corporation, other than in the ordinary course of the Business.

     (20) Deposit Accounts and Safe Deposit Boxes of the Corporation. The name and address of each bank, trust company or similar institution with which the Corporation has one or more accounts or one or more safe deposit boxes, the number of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto are as set forth in Schedule "N" attached hereto.

     (21) Accounts Receivable. The accounts receivable of the Corporation reflected in the Interim Financial Statements and all accounts receivable of the Corporation arising since the date of the Interim Financial Statements arose from bona fide transactions in the ordinary course of the Business and are valid, enforceable and fully collectible accounts (subject to a reasonable allowance, consistent with past practice, for doubtful accounts as reflected in the Interim Financial Statements or as previously disclosed in writing to the Purchaser). Such accounts receivable are not subject to any set-off or counterclaim.

     (22) Inventory. The current inventory of the Corporation, subject to a reasonable allowance for obsolete inventory (consistent with the allowances reflected in the Audited Financial Statements and the Interim Financial Statements), is good and usable and is capable of being processed and sold in the ordinary course of the Business at normal profit margins.

     (23) Real Properties.

     (a) Schedule "D" attached hereto lists all real properties owned by the Corporation.

     (24) Leased Premises. Schedule "C" attached hereto describes all leases or agreements to lease under which the Corporation leases any real property. Complete and correct copies of the Leases have been provided to the Purchaser. The Corporation has exclusively entitled to all rights and benefits as lessee under the Leases and the Corporation has not sublet, assigned, licensed or otherwise conveyed any rights in the Leased Premises or in the Leases to any other person. The names of the other parties to the Leases, the description of the Leased Premises, the term, rent and other amounts payable under the Leases and all renewal options available under the Leases are accurately described in Schedule "C". All rental and other payments and other obligations required to be paid and performed by the Corporation pursuant to the Leases have been duly paid and performed; the Corporation is not in default of any of its obligations under the Leases; and, to the best of the knowledge of the Vendor none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases. The terms and conditions of the Leases will not be affected by, nor will any of the Leases be in default as a result of, the completion of the transactions contemplated hereunder. The use by the Corporation of the Leased Premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan. The Corporation has adequate rights of ingress to and egress from the Leased Premises for the operation of the Business in the ordinary course.

     (25) Work Orders and Deficiencies. There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Real Properties, the Leased Premises, the other properties and assets of the Corporation or the Business which have been issued by any regulatory authority, police or fire department, sanitation, environment, labour, health or other governmental authorities or agencies. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. The Business is not being carried on, and none of the Real Properties, the Leased Premises or the other properties or assets of the Corporation is being operated, in a manner which is in contravention of any statute, regulation, rule, code, standard or policy. No amounts are owing by the Corporation in respect of the Real Properties or the Leased Premises to any governmental authority or public utility, other than current accounts which are not in arrears.

     (26) Condition of Properties and Equipment. The buildings and structures comprising the Real Properties and, to the best of the knowledge of the Vendor those comprising the Leased Premises, are free of any structural defect. The heating, ventilating, plumbing, drainage, electrical and air-conditioning systems and all other systems used in the Real Properties and the Leased Premises and all machinery, equipment, tools, furniture, furnishings and materials used in the Business are in good working order, fully operational and free of any defect, except for normal wear and tear.

     (27) Leases of Personal Property. Except as set out in Schedule "O" attached hereto, the Corporation is not the lessee under any lease of personal property in respect of which the annual financial obligation exceeds $6,000. Complete and correct copies of each of the leases referred to in Schedule "O" have been provided to the Purchaser.

     (28) Intellectual Property.

     (a)  Schedule "P" attached hereto lists and contains a description of:

          (i) all patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by the Corporation or relating to the operation of the Business,

          (ii) all trade secrets, know-how, inventions and other intellectual property owned or used by the Corporation or relating to the Business, and

          (iii) all computer systems and application software, including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor, owned or used by the Corporation or relating to the Business,

     (all of the foregoing being collectively called the "Intellectual
     Property").

     (b) The Corporation has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to the Corporation as disclosed in Schedule "P". Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Corporation has been provided to the Purchaser. No royalty or other fee is required to be paid by the Corporation to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. The Corporation has protected their rights in the Intellectual Property in the manner and to the extent described in Schedule "P". Except as indicated in Schedule "P", the Corporation has the exclusive right to use all of the Intellectual Property and have not granted any licence or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Corporation to any other person have been provided to the Purchaser.

     (c) Except as disclosed in Schedule "P", there are no restrictions on the ability of the Corporation or any successor to or assignee from the Corporation to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use. None of the rights of the Corporation in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this agreement.

     (d) The conduct of the Business and the use of the Intellectual Property does not infringe, and the Corporation has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person, and the conduct of the Business does not include any activity which may constitute passing-off.

     (29) Subsidiaries and Other Interests. The Corporation has no subsidiaries and do not own any securities issued by, or any equity or ownership interest in, any other person. The Corporation is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any person.

     (30) Partnerships or Joint Ventures. The Corporation is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Corporation agrees to carry on any part of the Business or any other activity in such manner or by which the Corporation agrees to share any revenue or profit with any other person.

     (31) Customers. The Vendor has previously delivered to the Purchaser a true and complete list of all customers of the Business as of the date hereof. The Corporation is the sole and exclusive owners of, and have the unrestricted right to use, such customer list. Neither the customer list nor any information relating to the customers of the Business have, within three years prior to the date of this agreement, been made available to any person other than the Purchaser. The Vendor does not have any knowledge of any facts which could reasonably be expected to result in the loss of any customers or sources of revenue of the Business which, in the aggregate, would be material to the Business or the Condition of the Corporation.

     (32) Restrictions on Doing Business. The Corporation is not a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct the Business as the Corporation may determine. The Corporation is not subject to any legislation or any judgment, order or requirement of any court or governmental authority which is not of general application to persons carrying on a business similar to the Business. To the best of the knowledge of the Vendor there are no facts or circumstances which could materially adversely affect the ability of the Corporation to continue to operate the Business as presently conducted following the completion of the transactions contemplated by this agreement.

     (33) Guarantees, Warranties and Discounts. Except as described in Schedule "Q" attached hereto,

     (a) the Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person;

     (b) the Corporation has not given any guarantee or warranty in respect of any of the products sold or the services provided by it, except warranties made in the ordinary course of the Business and in the form of the Corporation' standard written warranty, a copy of which has been provided to the Purchaser, and except for warranties implied by law;

     (c) during each of the three fiscal years of the Corporation ended immediately preceding the date hereof, no claims have been made against the Corporation for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any products, services or work which had, in any such year, an aggregate cost exceeding $5,000

     (d) there are no repair contracts or maintenance obligations of the Corporation in favour of the customers or users of products of the Business, except obligations incurred in the ordinary course of the Business and in accordance with the Corporation' standard terms, a copy of which has been provided to the Purchaser;

     (e) the Corporation is not now subject to any agreement or commitment, and the Corporation has not, within three years prior to the date hereof, entered into any agreement with or made any commitment to any customer of the Business which would require the Corporation to repurchase any products sold to such customers or to adjust any price or grant any refund, discount or other concession to such customer; and

     (f) the Corporation is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

     (34) Licences, Agency and Distribution Agreements. Schedule "R" attached hereto lists all agreements to which the Corporation is a party or by which they are bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property has been granted, licensed or otherwise provided to the Corporation or by the Corporation to any other person, or under which the Corporation has been appointed or any person has been appointed by the Corporation as an agent, distributor, licensee or franchisee for any of the foregoing. Complete and correct copies of all of the agreements listed in Schedule "R" have been provided to the Purchaser. None of the agreements listed in Schedule "R" grant to any person any authority to incur any liability or obligation or to enter into any agreement on behalf of the Corporation.

     (35) Outstanding Agreements. The Corporation is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, except for:

     (a) any contract, lease or agreement described or referred to in this agreement or in the Schedules hereto,

     (b) any contract, lease or agreement made in the ordinary course of the routine daily affairs of the Business under which the Corporation has a financial obligation of less than $70,000.00 per annum and which can be terminated by the Corporation without payment of any damages, penalty or other amount by giving not more than 30 days' notice, and

     (c) the contracts, leases and agreements described in Schedule "S" attached hereto.

Complete and correct copies of each of the contracts, leases and agreements described in Schedule "S" have been provided to the Purchaser.

     (36) Good Standing of Agreements. The Corporation is not in default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which they are a party or by which they are bound and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, the Corporation is entitled to all benefits thereunder and, to the best of the knowledge of the Vendor the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach of any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments under which the Corporation' rights or the performance of its obligations are dependent on or supported by the guarantee of or any security provided by any other person.

     (37) Employees. Schedule "T" attached hereto sets forth the name, job title, duration of employment, vacation entitlement, employee benefit entitlement and rate of remuneration (including bonus and commission entitlement) of each employee of the Corporation. Schedule "T" also sets forth the names of all employees of the Corporation who are now on disability, maternity or other authorized leave or who are receiving workers' compensation or short-term or long-term disability benefits.

     (38) Employment Agreements. The Corporation is not a party to any written or oral employment, service or consulting agreement relating to any one or more persons, except for oral employment agreements which are of indefinite term and without any special arrangements or commitments with respect to the continuation of employment or payment of any particular amount on termination of employment. The Corporation do not have any employee who cannot be dismissed on such period of notice as is required by law in respect of a contract of hire for an indefinite term.

     (39) Labour Matters and Employment Standards.

     (a) The Corporation is not subject to any agreement with any labour union or employee association and have not made any commitment to or conducted negotiations with any labour union or employee association with respect to any future agreement and, to the best of the knowledge of the Vendor during the period of five years preceding the date of this agreement there has been no attempt to organize, certify or establish any labour union or employee association in relation to any of the employees of the Corporation.

     (b) There are no existing or, to the best of the knowledge of the Vendor threatened, labour strikes or labour disputes, grievances, controversies or other labour troubles affecting the Corporation or the Business.

     (c) The Corporation has complied with all laws, rules, regulations and orders applicable to them relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against the Corporation relating to unfair labour practices or discrimination or under any legislation relating to employees. The Corporation has paid in full all amounts owing under any government required employee worker's compensation program, and the workers' compensation claims experience of the Corporation would not permit a penalty reassessment under such legislation.

     (40) Employee Benefit and Pension Plans.

     (a) Except as listed in Schedule "U" attached hereto, the Corporation do not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees, other than any Government Required Pension Plan and any health plans established pursuant to state or federal statute. Schedule "U" also lists the general policies, procedures and work-related rules in effect with respect to employees of the Corporation, whether written or oral, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements. (The plans, programs, policies, practices and procedures listed in Schedule "U" are collectively called the "Benefit Plans".) Complete and correct copies of all documentation establishing or relating to the Benefit Plans listed in Schedule "U" or, where such Benefit Plans are oral commitments, written summaries of the terms thereof, and the most recent financial statements and actuarial reports related thereto and all reports and returns in respect thereof filed with any regulatory agency within three years prior to the date hereof have been provided to the Purchaser.

     (b) The pension plans included in the Benefit Plans are registered under and are in compliance with all applicable federal and state legislation and all reports, returns and filings required to be made thereunder have been made. Such pension plans have been administered in accordance with their terms and the provisions of applicable law. Each pension plan has been funded in accordance with the requirements of such plans and based on actuarial assumptions which are appropriate to the employees of the Corporation and the Business. Based on such assumptions, there is no unfunded liability under any such pension plan. No changes have occurred since the date of the most recent actuarial report provided to the Purchaser in respect of such pension plans which makes such report misleading in any material respect and, since the date of such report, the Corporation has not made or granted or committed to make or grant any benefit improvements to which members of the pension plans are or may become entitled which are not reflected in such actuarial report. No funds have been withdrawn by the Corporation from any such pension plan or other Benefit Plans.

     (c) There are no pending claims by any employee covered under the Benefit Plans or by any other person which allege a breach of fiduciary duties or violation of governing law or which may result in liability to the Corporation and, to the best of the knowledge of the Vendor there is no basis for such a claim. There are no employees or former employees of the Corporation who are receiving from the Corporation any pension or retirement payments, or who are entitled to receive any such payments, not covered by a pension plan to which the Corporation is a party.

     (41) Insurance. Schedule "V" attached hereto contains a true and complete list of all insurance policies maintained by the Corporation or under which the Corporation is covered in respect of its properties, assets, business or personnel as of the date hereof. Complete and correct copies of all such insurance policies have been provided to the Purchaser. Such insurance policies are in full force and effect and the Corporation is not in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy. To the best of the knowledge of the Vendor, there are no circumstances under which the Corporation would be required to or, in order to maintain its coverage, should give any notice to the insurers under any such insurance policies which has not been given. The Corporation has not received notice from any of the insurers regarding cancellation of such insurance policies. The Corporation has not failed to present any claim under any such insurance policy in due and timely fashion. The Corporation has not received notice from any of the insurers denying any claims.

     (42) Non-Arm's Length Matters. The Corporation is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to the Corporation by the Vendor or any of the Vendor's Affiliates or any officers, former officers, directors, former directors, shareholders, former shareholders, employees (except for oral employment agreements with employees) or former employees of the Corporation or any person not dealing at arm's length with any of the foregoing. The exception to this are Shareholders loans made to the Corporation by Cameron Chell. Since the Audited Statements Date, the Corporation has not made or authorized any payments to the Vendor or any of the Vendor's Affiliates or any officers, former officers, directors, former directors, shareholders, former shareholders, employees or former employees of the Corporation or to any person not dealing at arm's length with any of the foregoing, except for salaries and other employment compensation payable to employees of the Corporation in the ordinary course of the routine daily affairs of the Business and at the regular rates payable to them.

     (43) Government Assistance. Schedule "W" attached hereto describes all agreements, loans, other funding arrangements and assistance programs (collectively called "Government Assistance Programs") which are outstanding in favour of the Corporation from any federal, state, municipal or other government or governmental agency, board, commission or authority, domestic or foreign (collectively called "Government Agencies"). Complete and correct copies of all documents relating to the Government Assistance Programs have been delivered to the Purchaser. The Corporation has performed all of its obligations under the Government Assistance Programs, and no basis exists for any Government Agencies to seek payment or repayment by the Corporation of any amount or benefit received by them under any Government Assistance Programs.

     (44) Compliance with Laws. The Corporation is not in violation of any federal, state, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign, including, without limitation, any law, regulation or order relating to any specific area of regulation applicable to the Corporation.

     (45) Vendor's Residency. The Vendors are residents of Canada within the meaning of the Income Tax Act.

     (46) Copies of Documents. Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this agreement or any Schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

     (47) Disclosure. No representation or warranty contained in this Section, and no statement contained in any Schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

     (48) Statutory Liens.

     (a) The Corporation has paid in full all amounts owing to employees under the Labour Standards Act or applicable state statute, and there are no claims or potential claims against the Corporation by former employees for wrongful dismissal.

     (b) The Corporation has kept current all amounts owing for the supply of utilities or telephone services.

     (c) The Corporation has deducted and paid to the appropriate governmental authorities all payroll source deductions as required, including workers' compensation, unemployment insurance, government regulated pension plan and income tax.

     (d) The Corporation have collected and remitted all amounts required by all governmental authorities as state sales tax, education and health tax and other taxes of similar nature.

     (e) There are no land taxes or local improvement levies owing with respect to the Real Properties except as otherwise permitted under this Agreement.

     3.2 REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser hereby represents and warrants to the Vendor as follows, and confirms that the Vendor are relying on the accuracy of each of such representations and warranties in connection with the sale of the Purchased Shares and the completion of the other transactions hereunder:

     (1) Corporate Authority and Binding Obligation. The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of Colorado and is in good standing with the State of Colorado. The Purchaser has good right, full corporate power and absolute authority to enter into this agreement and to purchase the Purchased Shares from the Vendor in the manner contemplated herein and to perform all of the Purchaser's obligations under this agreement. The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this agreement and the purchase of the Purchased Shares by the Purchaser from the Vendor. This agreement is a legal, valid and binding obligation of the Purchaser, enforceable against them in accordance with its terms subject to

     (a) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and

     (b) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

     (2) Contractual and Regulatory Approvals. Except as specified in Schedule "X" attached hereto, the Purchaser is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this agreement or the completion of any of the transactions contemplated herein. Complete and correct copies of any agreements under which the Purchaser is obligated to request or obtain any such consent have been provided to the Vendor.

     (3) Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this agreement and each of the other agreements contemplated or referred to herein by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

     (a) any term or provision of any of the articles, by-laws or other constating documents of the Purchaser,

     (b) subject to obtaining the contractual consents referred to in Schedule "X" hereof, the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which they are bound, or

     (c) subject to obtaining the regulatory consents referred to in Schedule "X" hereof, any term or provision of any licences, registrations or qualification of the Purchaser or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

     (4) Corporate Records. The corporate records and minute books of the Purchaser, all of which have been provided to the Vendors, contain complete and accurate minutes of all meetings of the directors and shareholders of the Purchaser held since its incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of the Purchaser other than at a meeting. All such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of the Purchaser is complete and accurate. All exigible security transfer tax or similar tax payable in connection with the transfer of any securities of the Corporation has been duly paid.

     (5) Authorized and Issued Capital. The authorized capital of the Purchaser consists of 30,000,000 shares in the common stock with a par value of $.0001 per share and 1,000,000 preferred shares with a par value of $.10, of which 10,203,500 shares in the common stock and no preferred shares have been duly issued and are outstanding as fully paid and non-assessable shares. The Purchaser has received shareholder approval to issue 1,000,000 Preferred shares to Cameron Chell which are convertible to Common Shares at $.10 per share. The Purchaser has also received shareholder approval to issue 3,500,000 shares of 144 stock to various employees of the Corporation. No shares or other securities of the Corporation has been issued in violation of any laws, the articles of incorporation, by-laws or other constating documents of the Corporation or the terms of any shareholders' agreement or any agreement to which the Corporation is a party or by which they are bound. There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Purchasers authorized but unissued common stock.

     (6) Shareholders' Agreements, etc. There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the Purchaser.

     (7) Assets and Liabilities. The Purchaser will have no assets or liabilities at the time of Closing.

     (8) Debt and Other Obligations. The Purchaser has no outstanding debt or obligations whatsoever except for any items which have already been expressly disclosed to the Buyer by the Sellers. There are no outstanding judgments of UCC financing instruments or UCC Securities Interests filed against the Purchaser.

     (9) Litigation. Except for the matters referred to in Schedule "K" attached hereto, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Purchaser) pending or, to the best of the knowledge of the Purchaser threatened, by or against or affecting the Purchaser, at law or in equity, or before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except for the matters referred to in Schedule "K" there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

     (10) Real Properties. The Purchaser does not own any real estate or any interests in real estate.

     (11) Subsidiaries and Other Interests. The Purchaser has no subsidiaries or other interests.

     (12) Outstanding Agreements. The Purchaser is not a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the closing of this Agreement. The Purchaser is not in default under any contract, or any other document

     (13) Employees, Employee Benefit and Pension Plans. The Purchaser has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties. The Company has no insurance or employee benefit plans whatsoever

     (14) Tax Matters. The Purchaser is not liable for any income, real or personal property taxes to any governmental agencies whatsoever.

     (15) Compliance with Laws. The Purchaser is not in violation of any federal, state, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign, including, without limitation, any law, regulation or order relating to any specific area of regulation applicable to the Purchaser.


4. SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

     4.1 SURVIVAL OF WARRANTIES BY THE VENDOR. The representations and warranties made by the Vendor and contained in this agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, shall continue in full force and effect for the benefit of the Purchaser, subject to the following provisions of this section.

     (a) Except as provided in paragraphs (b) and (c) of this section, no Warranty Claim may be made or brought by the Purchaser after the date which is 3 months following the Closing Date.

     (b) Any Warranty Claim which is based on or relates to the tax liability of the Corporation for a particular taxation year may be made or brought by the Purchaser at any time prior to the expiration of the period (if any) during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties in respect of such taxation year under applicable tax legislation could be issued, assuming that the Corporation do not file any waiver or similar document extending such period as otherwise determined.

     (c) Any Warranty Claim which is based on or relates to the title to the Purchased Shares or which is based on intentional misrepresentation or fraud by the Vendor may be made or brought by the Purchaser at any time.

After the expiration of the period of time referred to in paragraph (a) of this section, the Vendor will be released from all obligations and liabilities in respect of the representations and warranties made by the Vendor and contained in this agreement or in any document or certificate given in order to carry out the transactions contemplated hereby, except with respect to any Warranty Claims made by the Purchaser in writing prior to the expiration of such period and subject to the rights of the Purchaser to make any claim permitted by paragraph
(b) or paragraph (c) of this section.

     4.2 SURVIVAL OF WARRANTIES BY PURCHASER. The representations and warranties made by the Purchaser and contained in this agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or any other person or any knowledge of the Vendor or any other person, shall continue in full force and effect for the benefit of the Vendor.

     4.3 LIMITATIONS ON WARRANTY CLAIMS.

     (1) The Purchaser shall not be entitled to make a Warranty Claim if the Purchaser has been advised in writing or otherwise has actual knowledge prior to the Closing Time of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and the Purchaser completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

     (2) The amount of any damages which may be claimed by the Purchaser pursuant to a Warranty Claim shall be calculated to be the cost or loss to the Purchaser after giving effect to

     (a) any insurance proceeds available to the Corporation in relation to the matter which is the subject of the Warranty Claim, and

     (b) the value of any related, determinable tax benefits realized, or which will (with reasonable certainty) be realized within a 3 year period following the date of incurring such cost or loss, by the Corporation or the Purchaser in relation to the matter which is the subject of the Warranty Claim.

     (3) The Purchaser shall not be entitled to make any Warranty Claim until the aggregate amount of all damages, losses, liabilities and expenses incurred by the Purchaser as a result of all misrepresentations and breaches of warranties contained in this agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, after taking into account paragraph (2) of this section, is equal to $ 100,000.00. After the aggregate amount of such damages, losses, liabilities and expenses incurred by the Purchaser exceeds $100,000.00, the Purchaser shall only be entitled to make Warranty Claims to the extent that such aggregate amount, after taking into account the provisions of paragraph (2) of this section, exceeds $ 100,000.00.

     (4) Notwithstanding any other provisions of this agreement or of any agreement, certificate or other document made in order to carry out the transactions contemplated hereby, the maximum aggregate liability of the Vendor together in respect of all Warranty Claims by the Purchaser will be limited to $100,000.00.

5. COVENANTS

     5.1 COVENANTS BY THE VENDOR. The Vendor covenants to the Purchaser that he will do or cause to be done the following:

     (a) Investigation of Business and Examination of Documents. During the Interim Period, the

          Vendor will provide and will cause the Corporation to provide access to, and will permit the Purchaser, through its representatives, to make such investigation of, the operations, properties, assets and records of the Corporation and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters. Without limiting the generality of the foregoing, during the Interim Period the Vendor will permit the Purchaser and its representatives to have access to the premises used in connection with the Business [at such reasonable times as may be designated by the Vendor so as not to disrupt the routine daily affairs of the Business], and will produce for inspection and provide copies to the Purchaser of:

          (i)       all agreements and other documents referred to in Section
                    3.1 hereof or in any of the Schedules attached hereto and all other contracts, leases, licences, title documents, title opinions, insurance policies, pension plans, information relating to employees of the Corporation, customer lists, information relating to customers and suppliers of the Corporation, documents relating to all indebtedness and credit facilities of the Corporation, documents relating to legal or administrative proceedings and all other documents of or in the possession of the Corporation or relating to the Business;

          (ii) all minute books, share certificate books, registers of security holders, registers of transfers of securities, registers of directors and other corporate documents of the Corporation;

          (iii) all books, records, accounts, tax returns and financial statements of the Corporation; and

          (iv) all other information which, in the reasonable opinion of the Purchaser's representatives, is required in order to make an examination of the Corporation and the Business.

         All such investigations and inspections shall not mitigate or affect the representations and warranties of the Vendor contained in this agreement, which shall continue in full force and effect.

     (b) Conduct of Business. Except as contemplated by this agreement or with the prior written consent of the Purchaser, during the Interim Period the Vendor will, and will cause the Corporation to:

          (i) operate the Business only in the ordinary course thereof, consistent with past practices;

          (ii) take all actions within their control to ensure that the representations and warranties in Section 3.1 hereof remain true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of the Closing Time, and to satisfy or cause to be satisfied the conditions in Section 6.1 hereof;

          (iii) promptly advise the Purchaser of any facts that come to their attention which would cause any of the Vendor's representations and warranties contained in this agreement to be untrue in any respect;

          (iv) take all action to preserve the Business and the goodwill of the Corporation and their relationships with customers, suppliers and others having business dealings with it, to keep available the services of its present officers and employees and to maintain in full force and effect all agreements to which the Corporation is a party, and take all other action reasonably requested by the Purchaser in order that the Business and the Condition of the Corporation will not be impaired during the Interim Period;

          (v) promptly advise the Purchaser in writing of any material adverse change in the Business or the Condition of the Corporation during the Interim Period;

          (vi) maintain all of the Corporation' tangible properties and assets in the same condition as they now exist, ordinary wear and tear excepted;

          (vii) maintain the books, records and accounts of the Corporation in the ordinary course and record all transactions on a basis consistent with past practice;

          (viii) ensure that the Corporation do not create, incur or assume any long-term debt (including obligations in respect of leases) or create any Encumbrance upon any of its properties or assets or guarantee or otherwise become liable for the obligations of any other person or make any loans or advances to any person;

          (ix) ensure that the Corporation do not sell or otherwise dispose of any of its properties or assets except in the ordinary course of the Business;

          (x) ensure that the Corporation do not terminate or waive any right of substantial value of the Business;

          (xi) ensure that the Corporation do not make any capital expenditure in excess of $ 5,000.00 in respect of any particular item or in excess of $ 10,000.00 in the aggregate;

          (xii) maintain the inventories of the Business in accordance with past practice;

          (xiii) keep in full force all of the Corporation' current insurance policies;

          (xiv) take all actions within their control to ensure that the Corporation performs all of its obligations falling due during the Interim Period under all agreements to which the Corporation is a party or by which they are bound;

          (xv) ensure that the Corporation do not enter into any agreement other than agreements made in the ordinary course of the Business consistent with past practice and which involve obligations of less than $ 10,000;

          (xvi) not take any action to amend the articles of incorporation or by-laws of the Corporation;

          (xvii) ensure that the Corporation do not declare or pay any dividends, redeem or repurchase any shares in the capital of the Corporation; and

          (xviii) ensure that the Corporation do not increase, in any manner, the compensation or employee benefits of any of its directors, officers or employees, or pay or agree to pay to any of its directors, officers or employees any pension, severance or termination amount or other employee benefit not required by any of the employee benefit plans and programs referred to in the Schedules attached hereto.

     (c) Transfer of Purchased Shares. At or before the Closing Time, the Vendor will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Shares to be duly and regularly transferred to the Purchaser.

     (d) Releases by the Vendor. At the Closing Time, the Vendor will execute and deliver to the Purchaser and Corporation a release in the form of the draft release attached hereto as Schedule "Y".

     5.2 COVENANTS BY THE PURCHASER. The Purchaser covenants to the Vendor that prior to the Closing Time and, if the transaction contemplated hereby is not completed, at all times after the Closing Time, the Purchaser will keep confidential all information obtained by them relating to the Corporation and the Business, except such information which

     (a) prior to the date hereof was already in the possession of the Purchaser, as demonstrated by written records,

     (b) is generally available to the public, other than as a result of a disclosure by the Purchaser, or

     (c) is made available to the Purchaser on a non-confidential basis from a source other than the Vendor or his representatives.

The Purchaser further agrees that such information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transaction contemplated hereby. Notwithstanding the foregoing provisions of this paragraph, the obligation to maintain the confidentiality of such information will not apply to the extent that disclosure of such information is required in connection with governmental or other applicable filings relating to the transactions hereunder, provided that, in such case, unless the Vendor otherwise agrees, the Purchaser will, if possible, request confidentiality in respect of such governmental or other filings. If the transactions contemplated hereby are not consummated for any reason, the Purchaser will return forthwith, without retaining any copies thereof, all information and documents obtained from the Vendor and the Corporation.

6. CONDITIONS

     6.1 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Vendor covenants to use his best efforts to ensure that such conditions are fulfilled.

     (a) Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Vendor contained in this agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this agreement or in any Schedule or other document made pursuant hereto is given). In addition, the Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time. In addition, the Vendor shall have delivered to the Purchaser a certificate in the form of Schedule "Z" attached hereto confirming that the facts with respect to each of such representations and warranties by the Vendor are as set out herein at the Closing Time and that the Vendor have performed all covenants required to be performed by them in this agreement.

     (b) Material Adverse Changes. During the Interim Period there will have been no change in the Business or the Condition of the Corporation, howsoever arising, except changes which have occurred in the ordinary course of the Business and which, individually or in the aggregate, have not affected and may not affect the Business or the Condition of the Corporation in any material adverse respect. Without limiting the generality of the foregoing, during the Interim Period:

          (i) no damage to or destruction of any material part of the property or assets of the Corporation shall have occurred, whether or not covered by insurance;

          (ii) none of the employees of the Corporation shall have resigned or have indicated their intention to resign from employment with the Corporation; and

          (iii) none of the 5 largest customers of the Business will have ceased, or advised the Corporation or the Purchaser of their intention to cease, purchasing from or doing business with the Corporation.

     (c) No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling,

          (i) to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Purchased Shares contemplated hereby or the right of the Purchaser to own the Purchased Shares; or

          (ii) to impose any limitations or conditions which may have a [material] adverse affect on the Business or the Condition of the Corporation.

     (d) Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding on the parties hereto shall have been obtained, including the consents referred to in Schedules "G" and "X" attached hereto.

     (e) Estoppel Certificates. Prior to the Closing Time, the Purchaser shall have received from the landlords of the Leased Premises executed copies of estoppel certificates in the form of the draft certificate attached hereto as Schedule "AA".

     (f) Opinion of Vendor's Counsel. At the Closing Time, the Purchaser shall have received an opinion of legal counsel for the Vendor in the form of the draft opinion attached hereto as Schedule "CC, which opinion may rely on certificates of one or more senior officers of the Vendor and the Corporation as to factual matters and may rely on opinions of local counsel with respect to matters governed by laws other than the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.

     6.2 WAIVER OR TERMINATION BY PURCHASER. The conditions contained in Section
6.1 hereof are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendor acknowledge that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor in this agreement that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.1 hereof are not fulfilled or complied with as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind this agreement by notice in writing to the Vendor and in such event the Purchaser shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor or the Corporation, then the Vendor shall also be released from all obligations under this agreement.

     6.3 CONDITIONS TO THE OBLIGATIONS OF THE VENDOR. Notwithstanding anything herein contained, the obligations of the Vendor to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Purchaser will use its best efforts to ensure that such conditions are fulfilled.

     (a) Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Purchaser contained in this agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this agreement or any such Schedule or other document made pursuant hereto is given). In addition, the Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time. In addition, the Purchaser shall have delivered to the Vendor a certificate in the form of Schedule "DD attached hereto confirming that the facts with respect to each of the representations and warranties of the Purchaser are as set out herein at the Closing Time and that the Purchaser has performed each of the covenants required to be performed by it hereunder.

     (b) No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Vendor is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Shares contemplated in this agreement.

     (c) Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding on the parties hereto shall have been obtained, including the consents referred to in Schedules "G" and "X" attached hereto.

     (d) Releases from Guarantees, etc. The Vendor will have received releases from all necessary parties, in form acceptable to the Vendor's counsel, whereby the Vendor is unconditionally released from all guarantees, covenants and other arrangements providing financial assistance or support to or on behalf of the Corporation.

     (e) Release by the Corporation. The Vendor will have received a release from the Corporation in the form of the draft release attached hereto as Schedule "EE" releasing the Vendor from all claims, demands, covenants and obligations whatsoever based on any matter or thing arising prior to the Closing Time, except for the performance of the Vendor's obligations under this agreement.

     (f) Opinion of Purchaser's Counsel. At the Closing Time, the Vendor shall have received an opinion of the Purchaser's counsel in the form of the draft opinion attached hereto as Schedule "FF", which opinion may rely on certificates of senior officers of the Purchaser as to factual matters and may rely upon opinions of local counsel with respect to matters governed by laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

     6.4 WAIVER OR TERMINATION BY VENDOR. The conditions contained in Section
6.3 hereof are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser acknowledges that the waiver by the Vendor of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.3 hereof are not fulfilled or complied with as herein provided, the Vendor may, at or prior to the Closing Time at their option, rescind this agreement by notice in writing to the Purchaser and in such event the Vendor shall each be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser shall also be released from all obligations hereunder.

7. CLOSING

     7.1 CLOSING ARRANGEMENTS. Subject to the terms and conditions hereof, the transactions contemplated herein shall be closed at the Closing Time at the offices of Venture Law Corporation at 618 - 688 West Hastings Street in person or by telephone or at such other place or places as may be mutually agreed on by the Vendor and the Purchaser.

     7.2 DOCUMENTS TO BE DELIVERED. At or before the Closing Time, the Vendor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendor pursuant to the provisions of this agreement, and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this agreement.

8. INDEMNIFICATION AND SET-OFF

     8.1 INDEMNITY BY THE VENDOR.

     (1) The Vendor agrees to indemnify and save the Purchaser harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of:

     (a) any non-performance or non-fulfilment of any covenant or agreement on the part of the Vendor contained in this agreement or in any document given in order to carry out the transactions contemplated hereby;

     (b) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendor contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, and

     (c) all costs and expenses including, without limitation, legal fees on a solicitor and client basis,



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

          incidental to, arising from or in respect of the foregoing.

     (2) The obligations of indemnification by the Vendor pursuant to paragraph
(1) of this section will be:

     (a) subject to the limitations referred to in Section 4.1 hereof with respect to the survival of the representations and warranties by the Vendor;

     (b)  subject to the limitations referred to in Section 4.3; and

     (c)  subject to the provisions of Section 8.2.

     8.2 PROVISIONS RELATING TO INDEMNITY CLAIMS. The following provisions will apply to any claim by the Purchaser for indemnification by the Vendor pursuant to Section 8.1 hereof (an "Indemnity Claim").

     (a) Promptly after becoming aware of any matter that may give rise to an Indemnity Claim, the Purchaser will provide to the Vendor written notice of the Indemnity Claim specifying (to the extent that information is available) the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, an estimate of the amount of the Indemnity Claim, if an estimate is feasible in the circumstances.

     (b) If an Indemnity Claim relates to an alleged liability of the Corporation to any other person (a "Third Party Liability"), including without limitation any governmental or regulatory body or any taxing authority, which is of a nature such that the Corporation is required by applicable law to make a payment to a third party before the relevant procedure for challenging the existence or quantum of the alleged liability can be implemented or completed, then the Purchaser may, notwithstanding the provisions of paragraphs (c) and (d) of this section, make such payment or cause the Corporation to make such payment and forthwith demand reimbursement for such payment from the Vendor in accordance with this agreement; provided that, if the alleged Third Party Liability as finally determined on completion of settlement negotiations or related legal proceedings is less than the amount which is paid by the Vendor in respect of the related Indemnity Claim, then the Corporation or the Purchaser, as the case may be, shall forthwith following the final determination pay to the Vendor the amount by which the amount of the Third Party Liability as finally determined is less than the amount which is so paid by the Vendor.

     (c) The Purchaser shall not negotiate, settle, compromise or pay (except in the case of payment of a judgment) any Third Party Liability as to which it proposes to assert an Indemnity Claim, except with the prior consent of the Vendor (which consent shall not be unreasonably withheld or delayed), unless there is a reasonable possibility that such Third Party Liability may materially and adversely affect the Business, the Condition of the Corporation or the Purchaser, in which case the Purchaser shall have the right, after notifying the Vendor to negotiate, settle, compromise or pay such Third Party Liability without prejudice to its rights of indemnification hereunder.

     (d) With respect to any Third Party Liability, provided the Vendor first admit the Purchaser's right to indemnification for the amount of such Third Party Liability which may at any time be determined or settled, then, in any legal, administrative or other proceedings in connection with the matters forming the basis of the Third Party Liability, the following procedures will apply:

          (i) except as contemplated by subparagraph (iii) of this paragraph, the Vendor will have the right to assume carriage of the compromise or settlement of the Third Party Liability and the conduct of any related legal, administrative or other proceedings, but the Purchaser and the Corporation shall have the right and shall be given the opportunity to participate in the defence of the Third Party Liability, to consult with the Vendor in the settlement of the Third Party Liability and the conduct of related legal, administrative and other proceedings (including consultation with counsel) and to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Vendor and the Purchaser shall be retained by the Vendor;

          (ii) the Vendor will co-operate with the Purchaser in relation to the Third Party Liability, will keep it fully advised with respect thereto, will provide it with copies of all relevant documentation as it becomes available, will provide it with access to all records and files relating to the defence of the Third Party Liability and will meet with representatives of the Purchaser at all reasonable times to discuss the Third Party Liability; and

          (iii) notwithstanding subparagraphs (i) and (ii) of this paragraph, the Vendor will not settle the Third Party Liability or conduct any legal, administrative or other proceedings in any manner which could, in the reasonable opinion of the Purchaser, have a material adverse affect on the Business, the Condition of the Corporation or the Purchaser, except with the prior written consent of the Purchaser.

     (e) If, with respect to any Third Party Liability, the Vendor do not admit the Purchaser's right to indemnification or decline to assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability, then the following provisions will apply:

          (i) the Purchaser, at its discretion, may assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability and may defend or settle the Third Party Liability on such terms as the Purchaser, acting in good faith, considers advisable; and

          (ii) any cost, loss, damage or expense incurred or suffered by the Purchaser and the Corporation in the settlement or defence of such Third Party Liability or the conduct of any legal, administrative or other proceedings shall be added to the amount of the Indemnity Claim.

     8.3 RIGHT OF SET-OFF. Each of the Purchaser and the Corporation shall have the right to satisfy any amount from time to time owing by each of them to the Vendor by way of set-off against any amount from time to time owing by the Vendor the Purchaser or the Corporation, including any amount owing to the Purchaser pursuant to the Vendor's indemnification pursuant to Section 8.1 hereof.

9. GENERAL PROVISIONS

     9.1 FURTHER ASSURANCES. Each of the Vendor and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date they will, on the request of the other, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this agreement.

     9.2 NOTICES.

     (1) Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

     (a)  delivered personally to an officer or director of such party,

     (b) sent to the party entitled to receive it by registered mail, postage prepaid, mailed in North America, or

     (c)  sent by fax machine.

     (2) Notices shall be sent to the following addresses or fax numbers:

     (a)  in the case of the Vendors,

                           Beaumont Church
                           Barristers & Solicitors
                           2200 Telus Tower
                           411 - 1st Street
                           Calgary, Alberta T2G 5E7  Fax: 403-264-0478

                           Attention: Riaz A. Mamdani


     (b)  in the case of the Purchaser,

                           Venture Law Corporation
                           618 - 688 West Hastings Street
                           Vancouver, British Columbia
                           V6B 1P1                   Fax: 604-257-9178

                           Attention: Alixe B. Cormick

     (c)  in the case of the Corporation,

                           FutureLink Distribution Corp.
                           No. 550, 603 - 7th Avenue SW
                           Calgary, Alberta T2P 2T5  Fax: 403-543-5510

                           Attention: Cameron Chell

or to such other address or fax number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

     (3) Any notice, designation, communication, request, demand or other document given or sent or delivered shall:

     (a) if delivered, be deemed to have been given, sent, delivered and received on the date of delivery;

     (b) if sent by mail, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

     (c) if sent by fax machine, be deemed to have been given, sent, delivered and received on the date the sender receives the fax machine confirmation receipt confirming receipt by the recipient.

     9.3 COUNTERPARTS. This agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

     9.4 EXPENSES OF PARTIES. Each of the parties hereto shall bear all expenses incurred by it in connection with this agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

     9.5 BROKERAGE AND FINDER'S FEES. The Vendor agrees to indemnify the Purchaser and the Corporation and hold each of them harmless in respect of any claim for brokerage or other commissions relative to this agreement or the transactions contemplated hereby which is caused by actions of the Vendor. The Purchaser will indemnify the Vendor and hold him harmless in respect of any claim for brokerage or other commissions relative to this agreement or to the transactions contemplated hereby which is caused by actions of the Purchaser or any of its Affiliates.

     9.6 ANNOUNCEMENTS. No announcement with respect to this agreement will be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

     9.7 ASSIGNMENT. The rights of the Vendor under this agreement must not be assignable without the written consent of the Purchaser. The rights of the Purchaser under this agreement may not be assigned without the written consent of the Vendor.

     9.8 SUCCESSORS AND ASSIGNS. This agreement shall be binding on and enure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this agreement, express or implied, is intended to confer on any person, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this agreement.

     9.9 ENTIRE AGREEMENT. This agreement and the Schedules attached constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this agreement or in the Schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this agreement. The parties hereto further acknowledge and agree that, in entering into this agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, on any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this agreement or in such Schedules, documents or instruments.

     9.10 WAIVER. Any party hereto which is entitled to the benefits of this agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

     9.11 AMENDMENTS. No modification or amendment to this agreement may be made unless agreed to by the parties hereto in writing.

     IN WITNESS WHEREOF the parties hereto have duly executed this agreement under seal as of the day and year first above written.

CORE VENTURES, INC.                         FUTURELINK DISTRIBUTION CORP.




/s/ FRANK DEMITRO                           /s/ CAMERON CHELL
------------------------------------        ------------------------------------
By: Frank Demitro, President                By Cameron Chell, President &
                                            Chairman


                                            /s/ CAMERON CHELL
------------------------------------        ------------------------------------
Witness                                     Cameron Chell


                                            /s/ LINDA CARLING
------------------------------------        ------------------------------------
Witness                                     Linda Carling


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